UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

305 -791-1169

(Registrant’s telephone number, including area code)

2999 NE 191st Street, Ste 500, Aventura Florida 33180

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Entry into the second amendment to the second amended and restated exchange agreement

As previously reported on EzFill Holdings, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2023 and November 8, 2023, the Company, the members of Next Charging LLC (the “Members”) and Michael Farkas, an individual, as the representative of the Members entered into an Exchange Agreement dated August 10, 2023 as amended by the Amended and Restated Exchange Agreement, dated November 2, 2023 (as so amended the “Original Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging LLC in exchange for the issuance by the Company to the Members of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). Subsequently, Next Charging LLC converted to a corporation organized in the State of Nevada named NextNRG Holding Corp. (“NextNRG”) effective as of March 1, 2024 (the “Conversion”), which Conversion continued the existence of the prior entity in the new corporate form and the prior members of Next Charging LLC remained as shareholders of NextNRG. As reported on the Company’s Current Report on Form 8-K filed with the Commission on June 14, 2024, on June 11, 2024, in order to reflect the Conversion, the Company, all of the shareholders of NextNRG (the “Shareholders”) and Michael Farkas as the representative of the Shareholders (the “Shareholders’ Representative”) executed a second amended and restated agreement to replace the Original Exchange Agreement in its entirety (the “Second Amended and Restated Exchange Agreement”). Pursuant to the Second Amended and Restated Exchange Agreement, the Company agreed to acquire from the Shareholders 100% of the shareholding of NextNRG in exchange for the issuance by the Company to the Shareholders of Common Stock. As reported on the Company’s Current Report on Form 8-K filed with the Commission on July 25, 2024, on July 22, 2024, the Company and the Shareholders’ Representative entered into the first amendment to the Second Amended and Restated Exchange Agreement (“First Amendment Agreement”) to add a new section 2.10 to the Second Amended and Restated Exchange Agreement providing that, in the event that the Company at any time prior to the Closing undertakes any forward split of the Common Stock, or any reverse split of the Common Stock, any references to numbers of shares of Common Stock and the number of Exchange Shares as set forth in the Second Amended and Restated Exchange Agreement shall be deemed automatically updated and adjusted to the extent still applicable.

On September 25, 2024, the Company and the Shareholders’ Representative entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment Agreement”). Under the Second Amendment Agreement, the consideration to be paid to the Shareholders was revised from 40,000,000 to 100,000,000 shares of Common Stock (“Exchange Shares”) of which, 25,000,000 or 50,000,000 shares out of the Exchange Shares will vest on the Closing Date, and the remaining 75,000,000 or 50,000,000 shares out of the Exchange Shares will be subject to vesting or forfeiture. The Second Amendment Agreement also provides that in the event that the acquisition of the acquisition Target by NextNRG, directly or indirectly through NextNRG or a subsidiary of NextNRG, has been completed prior to the Closing, then 50,000,000 of the Exchange Shares shall be the “Vested Shares” and 50,000,000 of the Exchange Shares shall be the “Restricted Shares” subject to vesting. In the event that the acquisition of the acquisition Target (as defined under the Second Amended and Restated Exchange Agreement) by NextNRG, directly or indirectly through NextNRG or a subsidiary of NextNRG, has not been completed prior to the Closing, then 25,000,000 of the Exchange Shares shall be the “Vested Shares” and 75,000,000 of the Exchange Shares shall be the “Restricted Shares” subject to vesting. The Second Amendment Agreement also amends and restates the vesting schedule for the Restricted Shares and includes amendments to omit and amend certain provisions of the Second Amended and Restated Exchange Agreement in light of the amendment to the Company’s certificate of incorporation.

The Shareholders’ Representative is the chief executive officer and the controlling shareholder of NextNRG Holding Corp. and is also the beneficial owner of approximately 70% of the Company’s issued and outstanding common stock.

The information set forth above is qualified in its entirety by reference to the Second Amendment Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1. Any terms not defined herein have the same meaning ascribed to them in the Second Amendment Agreement and the Second Amended and Restated Exchange Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment dated September 25, 2024 to the Second Amended and Restated Exchange Agreement dated June 11, 2024 by and among EzFill Holdings, Inc. and Michael Farkas, an individual, as the representative of the shareholders of NextNRG Holding Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2024

EZFILL HOLDINGS, INC.

By:	/s/ Yehuda Levy
Name:	Yehuda Levy
Title:	Interim Chief Executive Officer